Exhibit 99.1

TEN Holdings, Inc. Reports Full Year 2025 Financial Results

Langhorne, PA, March 18, 2026 (PR NEWSWIRE) — TEN Holdings, Inc. (Nasdaq: XHLD) through its subsidiary, Ten Events, Inc., (“Ten Events” or the “Company”), a provider of event planning, production, and broadcasting services, today announced its full year 2025 financial results.

Management Commentary

Fiscal 2025 marked TEN Holdings’ first year as a public company, a period during which management prioritized establishing the operational, technological, and governance foundations necessary to support scalable growth, raising capital and enhancing visibility with the investor community.

“This past year, we focused on strengthening our platform, expanding enterprise adoption, and leveraging strategic partnerships to drive operational efficiency and sustainable performance,” said Randolph Wilson Jones III, Chief Executive Officer of TEN Holdings. “These initiatives position TEN Holdings to deliver long-term value for shareholders.”

A cornerstone of the Company’s operational strategy was the acceleration of the Ten Events Pro platform through a strategic partnership with Webinar.net. This collaboration enabled the Company to enhance platform functionality, streamline development processes, and improve operational efficiency, with estimated savings of $1.2 million to $1.7 million annually, while positioning the platform for faster recurring revenue growth. In parallel, TEN Holdings strengthened its technology ecosystem by partnering with V-Cube, bringing advanced enterprise communication capabilities to the North American market. These partnerships reflect the Company’s focus on leveraging best-in-class technologies to deliver scalable, enterprise-grade solutions.

The Company also made key investments in security, trust, and innovation. During the year, TEN Holdings implemented SOC 2 compliant broadcast systems, reinforcing enterprise confidence in the reliability, security, and compliance of its digital event and communications platform. In addition, the Company expanded its service offerings to include conversational AI solutions, designed to enhance engagement, automation, and data-driven insights for enterprise clients.

On the commercial front, TEN Holdings more than doubled the number of new customers acquired, increasing from six in the prior year to 16 in fiscal 2025, reflecting growing market adoption and recognition of the Company’s technology solutions. Management also actively engaged with the investment community, participating in multiple investor conferences and meetings throughout the year to communicate the Company’s strategy, technology advancements, and long-term growth opportunities.

Management believes that the initiatives completed in fiscal 2025, including strengthening strategic partnerships, advancing platform capabilities, enhancing enterprise security, expanding the customer base, and establishing a presence in the public capital markets, have positioned TEN Holdings to pursue growth and long-term shareholder value.

Financial Results

●	The Company reported fiscal year 2025 total revenues of $3.1 million, down 11.4% from $3.5 million in fiscal year 2024. The decrease was due to the following factors:

a.) Virtual & Hybrid events decreased by $0.5 million, mainly due to an event series with our biggest customer that took place in the three-months ended March 31, 2024, but did not repeat in the three months ended March 31, 2025.

b.) Physical events increased by $0.1 million mainly due to a significant amount of more deals closed and delivered within the period vs. the same time period last year.

●	Cost of revenue in fiscal year 2025 increased by approximately $11,000, or 1.7%, to approximately $663,000. Cost of revenue remained relatively flat while physical events revenue increased mainly due to continued efficiencies in the way events are delivered so equipment and staff are maximized within the specific region or location of events.

●	Gross profit margin for fiscal year 2025 declined by 2.8% to 78.6% from 81.4% in fiscal year 2024, due to a decrease in revenues.

●	Selling, general and administrative expenses increased by approximately $9,886,000, or 183%, to approximately $15,276,000 of which $10,000,000 were non-cash related expenses for items such as stock based compensation, debt restructuring, and impairments. The company also incurred $1,700,000 in expenses related to being a public company, while the remaining came from $3,100,000 of payroll and $400,000 business operations.

●	Interest expense increased by approximately $74,000, or 35%, to approximately $284,000 primarily due to interest owed to a shareholder for loans made to us.

●	Net loss for the twelve months ended December 31, 2025 was approximately $19,498,000 or $(8.58) per share, compared to a net loss of approximately $2,968,000, or $(1.78) per share, for the same period in 2024.

●	Weighted average number of common shares outstanding was 2,272,982 for the twelve months ended December 31, 2025 and 1,667,674 for the twelve months ended December 31, 2024.

Selected Balance Sheet and Cash Flow Results

●	As of December 31, 2025, the Company had total cash of approximately $1,630,657 compared to $48,479 in fiscal year 2024.

●	Net cash used in operating activities increased from approximately $10.3 million in fiscal year 2025 to approximately $2.5 million in fiscal year 2024. The increase in cash outflow was primarily driven by higher operating expense associated with the Company’s transition to a public company, including increased professional fees, payroll, and other corporate infrastructure cost, as well as the higher net loss reported in fiscal 2025.

●	Net cash used in investing activities for fiscal year 2025 was $847,000 compared to $1.04 million in fiscal year 2024, due to the acquisition of computer hardware, equipment and capitalized software.

●	Net cash provided by financing activity increased from approximately $3.2 million during the year ended December 31, 2024 to approximately $18.2 million during the year ended December 31, 2025. The increase was primarily attributable to proceeds from the issuance of shares and short-term loans, partially offset by repayment of short-term loans during the year ended December 31, 2025.

Company Outlook

●	TEN Holdings plans to promote future business growth by strengthening customer relationships, improving customer loyalty, and increasing marketing and sales efforts with additional investment in digital marketing and sales team expansion.

●	Increase product and market expansion of the software-as-a-service, Ten Events Pro, designed to provide professional-grade production quality for virtual and hybrid events with flexibility, speed, and control. Management anticipates that this strategic expansion will broaden the customer base, enhance market reach, and generate sustainable recurring revenue streams.

●	Maximize partnerships with V-Cube and Webinar.net to penetrate new market opportunities.

●	The Company plans to continue to raise capital to facilitate investments in, partnerships with, and acquisitions of appropriate businesses that offer complementary and strategic advantages to enhance overall competitiveness and growth.

About TEN Holdings, Inc.

The Company, through its subsidiary, Ten Events, Inc., is a provider of event planning, production, and broadcasting services headquartered in Pennsylvania. The Company mainly produces virtual and hybrid events and physical events. Virtual and hybrid events involve virtual and hybrid event planning, production and broadcasting services, and continuing education services, all of which are supported by the Company’s proprietary Xyvid Pro Platform. Physical events mainly involve live streaming and video recording of physical events. To learn more, visit www.tenholdingsinc.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to: the uncertainties related to market conditions and other factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and other filings with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statements contained in this press release speak only as of the date hereof, and TEN Holdings, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Inquiries:

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Scott Powell, President

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New York, New York 10036

Office: (646) 893-5835

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